CATERPILLAR FINANCIAL SERVICES CORPORATION
$8,000,000,000
CAT FINANCIAL POWERINVESTMENTSM
VARIABLE DENOMINATION FLOATING RATE DEMAND NOTES

PRICING SUPPLEMENT NO. 1 Dated October 3, 2022 to PROSPECTUS SUPPLEMENT Dated October 3, 2022 and PROSPECTUS Dated October 3, 2022	Filed Pursuant to Rule 424(b)(3) Registration No. 333-267717

The Cat Financial PowerInvestmentSM Variable Denomination Floating Rate Demand Notes (the “Notes”) bear interest at a floating rate per annum determined by the Cat Financial PowerInvestment Committee, or its designee, on a weekly basis to be effective on the following Monday.  Currently, the interest rates payable on the Notes vary based on the principal amount of the Notes that an investor owns.

The current Registration Statement for the Notes (No. 333-267717) was automatically effective on October 3, 2022.  As of October 3, 2022, the interest rates on the Notes will be as follows:

Principal Amount of Notes Owned by an Investor	Interest Rate Per Annum
RETAIL INVESTOR TIER

$0-$4,999.99	2.12033% Yield 2.10% Rate

$5,000-$49,999.99	2.17321% Yield 2.15% Rate

$50,000 and above	2.27543% Yield 2.25% Rate

CORPORATE TIER	2.27543% Yield 2.25% Rate